 Reference No. 1554/24

MCTI/FINEP/FNDCT PUBLIC SELECTION

Economic Grant to Innovation in Continuous Flow Mais Inovação Brasil – Aviação Sustentável

ECONOMIC GRANT AGREEMENT

(Law no. 10.973/2004 and Decree No. 9.283/2018)

FINANCIADORA DE ESTUDOS E PROJETOS – FINEP CONTRACT INSTRUMENT CODE NO.
03.25.0403.00

FINANCIADORA DE ESTUDOS E PROJETOS - FINEP, a federal public company, linked to the Ministry of Science, Technology and Innovation, headquartered in Brasília, Federal District and office in Rio de Janeiro, at Praia do Flamengo n° 200 - Parte, Flamengo, registered under CNPJ [Corporate taxpayer ID] No. 33.749.086/0001-09, hereinafter referred to as FINEP, as EXECUTIVE SECRETARY OF THE NATIONAL FUND FOR SCIENTIFIC AND TECHNOLOGICAL DEVELOPMENT – FNDCT;

EVE SOLUÇÕES DE MOBILIDADE AÉREO URBANA LTDA., with headquarters São Paulo, Municipality of São José dos Campos, at Rodovia Presidente Dutra s/n, KM 134, Edif E-571, térreo, Bairro Eugênio de Mel, Zip Code 12247-004, registered under CNPJ No. 42.128.214/0001-98, hereinafter referred to as the GRANT BENEFICIARY, by their legal representatives, have agreed and contracted as follows:

CLAUSE ONE

PURPOSE

1.  Grant of economic subsidy by FINEP to the GRANT BENEFICIARY, for the execution of the PROJECT "Transformation of the sustainable and accessible air mobility ecosystem in Brazil with eVTOL (Electric Vertical Takeoff and Landing) technology", hereinafter referred to as PROJECT, according to the WORK PLAN approved by FINEP and attached to this Grant Agreement.

1.1.  The WORK PLAN will contain a description of the research, technological development and innovation PROJECT to be carried out by the company, the results to be achieved and the goals to be achieved.

1.2.  The WORK PLAN can only be modified according to the criteria and forms defined by FINEP.

CLAUSE TWO

AUTHORIZATIONS

Decision of the Executive Board of FINEP No. 0105/24, of 10/28/2024, regarding FINEP reference PROJECT No. 1554/24.

CLAUSE THREE

RESOURCES

1.   FINEP AMOUNT: up to the amount of R$ 90,000,000.00 (ninety million reais). The number of installments, the periodicity for their release and respective values are those defined in the WORK PLAN.

2.  SOURCE: resources of the National Fund for Scientific and Technological Development - FNDCT/ECONOMIC SUBSIDY.

3.  BUDGET BREAKDOWN: the financial resources will be borne by the budget breakdown contained in the COMMITMENT NOTE that is part of this Economic Grant Agreement.

4.  RELEASE: FINEP will transfer financial resources according to the Disbursement Schedule contained in the WORK PLAN, respecting the budgetary and financial availability, as well as the conditions determined by the Executive Board of FINEP.

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5.  COUNTERPART: The GRANT BENEFICIARY undertakes to participate in the costs of preparing and executing the PROJECT with its own resources, in the minimum amount of R$ 100,760,797.26 (one hundred million, seven hundred and sixty thousand, seven hundred and ninety-seven reais and twenty-six cents) as well as to contribute the necessary resources to cover any shortcomings or additions in its execution.

CLAUSE FOUR

CONDITIONS FOR FUND DISBURSEMENT

1.  For the disbursement of the first installment of the funds, the GRANT BENEFICIARY shall:

a)  Indicate the exclusive checking account, in a federal public financial institution, for the movement of funds;

b)  Submit the Joint Certificate of Debts Related to Federal Taxes and the Federal Government’s Outstanding;

c)  Present the FGTS Certificate of Good Standing (CRF), issued by Caixa Federal Economy;

d)  Prove the deposit of the amount of the installment of the counterpart referring to the first release, in the amount established in the WORK PLAN, in an exclusive checking account to move these resources;

e)  Alternatively, to the provisions of item "d", if the GRANT BENEFICIARY has already incurred expenses, observing the initial date provided for in item 6.1 of Clause Ten of this instrument, present a statement of its use and deposit the remaining amount of the unproven installment;

f)   If necessary, present environmental licensing and/or a valid and appropriate regulatory document for the development of the PROJECT activities, according to its execution schedule.

1.1.  The GRANT BENEFICIARY must be in compliance with the Federal Government, its bodies and entities of the Direct and Indirect Administrations.

1.2.  FINEP will carry out the relevant consultations to evaluate the regularity of the National Registry of Civil Convictions for Acts of Administrative Misconduct and Ineligibility (CNIA) of the National Council of Justice, the National Registry of Disreputable and Suspended Companies (CEIS), the National Registry of Punished Companies (CNEP) and the Registry of employers who have subjected workers to conditions analogous to slavery.

2.   For disbursement of the installments subsequent to the first, the GRANT BENEFICIARY must submit to FINEP the following documents:

a)  partial results form, respecting the system provided for in Clause Eight – Accountability, at least 30 (thirty) days before the date scheduled for release;

b)  Statement of deposit of the value of the counterpart installment and/or the use of counterpart resources, for the release of each installment, in the amount established in the WORK PLAN.

c)  Clearance Certificate of Debts Relating to Federal Taxes and Active Federal Debt and the Certificate of Regularity of the FGTS;

d)  If necessary, present environmental licensing and/or regulatory document valid and adequate for the development of the PROJECT activities, according to its execution schedule.

2.1. For disbursement of the installments subsequent to the first, they will be verified by FINEP:

a)  The compliance of the GRANT BENEFICIARY with the Federal Government, its bodies and entities of the Direct and Indirect Administrations;

b)  The compliance of the GRANT BENEFICIARY with the obligations set forth in Clause Six;

c)  FINEP will carry out the relevant consultations to evaluate the regularity of the National Registry of Civil Convictions for Acts of Administrative Misconduct and Ineligibility (CNIA), the National Registry of Disreputable and Suspended Companies (CEIS), the National Registry of Punished Companies (CNEP) and the Registry of Employers who have subjected workers to conditions analogous to slavery.

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CLAUSE FIVE

DEADLINES

1.  The term of use of the PROJECT resources is 36 (thirty-six) months, as of the signature date of this instrument, after which the unused installments will be automatically canceled.

1.1.  The period of use of the resources may be extended, at the discretion and in accordance with the internal rules of FINEP, upon prior request of the GRANT BENEFICIARY, respecting the term of validity of the Economic Grant Agreement.

2.  The deadline for presentation of final accountability is up to 60 (sixty) days from the termination date, as provided in art. 57 of Decree no. 9.283/2018.

2.1.  The deadline for submission of final accounts may be extended, for an equal period, at the request of the GRANT BENEFICIARY, provided that the request is made prior to the expiration of the initial deadline.

3.  The parameters to be used to measure compliance with the goals will follow FINEP's internal rules and procedures.

CLAUSE SIX

OBLIGATIONS

1.  OBLIGATIONS of FINEP: FINEP undertakes to:

a)  Transfer the financial resources and carry out the functional-programmatic and economic classification of expenses related to future years, through the apostille of commitments or credit movement notes;

b)  Formalize in its own document, containing the record of the respective commitments or credit movement notes, the financial resources allocated in future years, which will be accounted for in the respective budgets;

c)  Extend, ex officio, the terms of this Economic Grant Agreement, when there is a delay in the disbursement of funds due to FINEP, limited to the extension to the exact period of time corresponding to the delay verified;

d)  Analyze and issue an opinion on the technical and financial aspects of the financial statements presented by the GRANT BENEFICIARY;

e)  Decide on the regularity or not of the application of the funds transferred by this Economic Grant Agreement;

f)  Keep updated its Information and Communications Security Policy, contained on the FINEP website http://www.finep.gov.br/a-FINEP-external/policies), for consultation of the GRANT BENEFICIARY.

2.  OBLIGATIONS OF THE GRANT BENEFICIARY: THE GRANT BENEFICIARY undertakes to:

a)  Execute the PROJECT object of this Economic Grant Agreement, strictly in accordance with what was approved by FINEP;

b)  Inform FINEP of any changes that the GRANT BENEFICIARY intends to make to the PROJECT, especially with regard to the items supported by FINEP, as well as any necessary changes in relation to the initial planning to achieve the PROJECT's objective;

c)  Keep the funds received as an economic subsidy in an exclusive bank account of a federal public financial institution until their use or return, monetarily restated, as required for the settlement of debts to the National Treasury, based on the variation of the Reference Rate of the Special Settlement and Custody System - Selic, accumulated monthly, until the last day of the month prior to the return of the funds, plus one percent in the month of effectiveness of the return of funds to the National Treasury's single account.

d)  Use the resources disbursed by FINEP, as well as the income from financial investments, exclusively in the execution of the PROJECT, admitting its allocation for capital and current expenses, provided that they are intended for the financed activity and subject to the limits provided for in the public selection notice;

e)  Record the expenses incurred with the grant resources on the specific electronic platform, if any, or physically in accordance with FINEP's internal rules and procedures, subject to the directive that, in this case, the payments must be made to a specific bank account by means of an electronic transfer that allows the identification of the final beneficiary;

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f)  Submit partial PROJECT outcome form annually or when requested by FINEP, in accordance with its internal rules and procedures, considering the objectives, schedule, budget, goals and indicators provided for in the WORK PLAN;

g) Submit report with final accountability, pursuant to Decree No.9.283/2018 and FINEP's internal procedures and standards;

h) Maintain the documentation generated until the approval of the final rendering of accounts, duly organized in an exclusive file available to FINEP, for a period of five years, as of the approval date of the final rendering of accounts, which shall include the financial and accounting records and financial statements referring to the resources transferred by this instrument, among others, in accordance with the standards stipulated in the legislation in force and in this Economic Grant Agreement, suitable for the monitoring and physical-financial evaluation of the PROJECT;

i)  Communicate to FINEP, prior to its realization, the changes in the corporate structure, in the distribution of the capital stock and in the corporate control, or any other change in its articles of incorporation or by means of a shareholder agreement, in which cases, at FINEP's discretion, the Economic Grant Agreement may be terminated, applying the provisions of Clauses Eleven and Twelve;

j) To return to FINEP, within a non-extendable period of 30 (thirty) days, counted from the conclusion, termination or extinction of this Economic Grant Agreement, any remaining financial balance, including the updated amount of income from financial investment;

k)  Return to FINEP, within a non-extendable period of 30 (thirty) days, as of the notification date issued by FINEP, the transferred amount, monetarily restated, plus legal interest, in accordance with the legislation applicable to debts to the National Treasury, from the date of its receipt, when:

(i) the agreed object is not executed;

(ii) the financial statements, partial result forms and/or report with final accountability are not submitted within the required deadlines;

(iii) the resources are used for a purpose other than that established in this Economic Grant Agreement.

l)  Mention, whenever disclosing the PROJECT object of this Economic Grant Agreement, the financial support of FINEP and the Ministry of Science, Technology, and Innovation, with resources from the FNDCT, including at the location of its execution, and on non-consumable financed assets, where a plate must be affixed according to the model, size and registration, contained on the FINEP website (http://www.finep.gov.br), especially in the case of:

(i)    scientific and technological seminars and events;

(ii)   technical and scientific publications in specialized journals;

(iii) technical reports and abstracts published or disclosed in any medium, including magnetic or electronic.

m)  Insert FINEP's virtual banner on its website, if any, which must have a link to the FINEP Portal;

n)   Respond to any request for information that FINEP makes to you, by letter, in the period of up to 30 (thirty) days counted from this request, on the progress of the works or the result of the PROJECT, regardless of the inspection to be carried out by FINEP;

o)  Assure FINEP the broadest supervisory powers regarding the execution of this Economic Grant Agreement, both in relation to the application of economic grant resources and in relation to the application of counterpart resources, as well as access necessary to carry out studies on its legal, technical, economic and financial situation, including, at FINEP's discretion, audit services;

p)  Ensure that FINEP carries out visits, for technical monitoring or financial supervision, as well as the use of statistical techniques, such as sampling and grouping into ranges or subsets of similar features for use of unique analysis criteria in each one, respecting, with regard to confidential PROJECTS, Law no. 12.527/2011;

q)  Ensure that control bodies have access to the application of economic grant resources and counterpart within the scope of its supervisory power;

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r)  Maintain its headquarters and administration in the country;

s)  Not to assign or transfer the rights and obligations arising from this Economic Grant Agreement;

t)  Not to cumulate economic subsidy resources with federal resources arising, directly or indirectly, from offset transactions, related to the PROJECT supported herein;

u)  Communicate to FINEP about the filing or registration of an application for intellectual property protection initiated with the National Institute of Industrial Property - INPI resulting from the execution of the PROJECT, as well as fill out reports and import measurement forms requested by FINEP;

v)  Comply with the provisions of the legislation regarding the National Environmental Policy and maintain its obligations with environmental agencies in a regular situation;

w)  Adopt measures and actions aimed at avoiding or correcting damage to the environment, safety and occupational medicine that may be caused by the PROJECT, as well as following, as appropriate, FINEP's Social and Environmental Responsibility Policy on FINEP´s website (http://www.finep.gov.br);

x)  Communicate to FINEP, in writing, before the date of certification and assumption of office, the name and CPF/MF (Individual Taxpayer´s ID) number of the person who, holding a paid position or being among their administrators, will be certified and assume office as a Representative, Senator, or City Councilor. The communication must be accompanied by proof of the measures to be taken by the GRANT BENEFICIARY for the withdrawal of the administrator prevented from contracting with the Government, pursuant to article 54, items I and II, article 27, paragraph 1 and article 29, IX, of the Federal Constitution;

y)  Require PROJECT participants to sign a document containing information on how to make complaints, on the existing channel on the website of FINEP and on the importance of integrity in the application of resources;

z)  Refrain from acts that violate national or foreign public assets, as well as against the principles of Public Administration or against the international commitments assumed by Brazil, especially those provided for in article 5 of Law No. 12.846/2013 (Anti-Corruption Law), not offering, giving or committing to give to anyone, or accepting or committing to accept from anyone, both on their own account and through others, any payment, donation, compensation, financial or non-financial advantages or benefits of any kind, whether directly or indirectly as to the object of this Economic Grant Agreement, or otherwise unrelated to it, and must also ensure that their agents and employees act in the same way;

aa) Maintain integrity in public-private relations, acting in good faith and in accordance with the principles of administrative morality and impersonality, in addition to guiding its conduct by ethical precepts;

bb) Consider in its management practices the adoption of integrity measures, thus considering those aimed at the prevention, detection and remediation of the occurrence of fraud and acts of corruption;

cc) Respect, comply with and enforce, as appropriate, FINEP's Code of Ethics, Conduct and Integrity, which is available on FINEP's website (http://www.finep.gov.br), as well as paying attention to other integrity guidelines made available by FINEP;

dd) Not to adopt, encourage and repudiate conduct that generates non-compliance with the legislation applicable to public companies, in particular Law no. 12.527/2011, Law no. 12.813/2013, Law no. 12.846/2013 and Law no. 13.303/2016.

ee) Move the exclusive counterpart account only to carry out Project expenses; and ff) If, in any judicial or administrative proceeding, in which it appears as a defendant, a decision is rendered that prevents it from contracting with the Federal Government, from maintaining pre-established contractual relations with it or that compromises the execution of the supported project, immediately informing FINEP, which will suspend the disbursements of funds or terminate this Economic Grant Agreement, as the case may be.

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CLAUSE SEVEN
ACQUISITION OF GOODS AND SERVICES

1.    The acquisition of goods and services, in the domestic market or in the foreign market (import), linked to the PROJECT, must be made by the GRANT BENEFICIARY in strict compliance with current legislation, respecting the principles of legality, morality and economy, seeking the most advantageous proposal for the GRANT BENEFICIARY.

1.1.     Price quotations must be made, except in the case of an exclusive supplier.

1.2.     In the event that the most advantageous proposal is not the lowest in value, it will be up to GRANT BENEFICIARY justifies choice of supplier.

CLAUSE EIGHT
ACCOUNTABILITY

1.   The rendering of accounts of this Economic Grant Agreement will be carried out through the monitoring and evaluation of the PROJECT and the analysis of the Final Rendering of Accounts, in the manner disciplined by FINEP.

2.   During the execution of this Economic Grant Agreement, FINEP will monitor and evaluate the PROJECT, observing the objectives, schedule, budget, goals and indicators provided for in the WORK PLAN.

2.1.  The GRANT BENEFICIARY must submit a Partial Result Form annually, in the cases determined in this instrument, or at any time, when requested, throughout the term of the Economic Grant Agreement.

2.2.   FINEP may, during the monitoring and evaluation of the PROJECTS, carry out a visit for technical monitoring or financial supervision. The visit will not exempt the GRANT BENEFICIARY from keeping the information related to the execution of the PROJECT up to date on the electronic monitoring platform, if any, or in other means made available.

2.3.   FINEP will periodically monitor the execution of the WORK PLAN, in order to evaluate the results achieved with the execution of the object and in order to verify the fulfillment of the PROJECT and the relationship between the objectives, goals and schedule proposed and the results achieved, based on the indicators established and approved in the WORK PLAN, and internal regulations.

2.3.1.  FINEP may propose adjustments to the PROJECT and review the schedule, goals and performance indicators, in addition to formulating other recommendations to the participants, who will be responsible for justifying, in writing, any non-compliance.

3.    The GRANT BENEFICIARY must submit a Final Accountability Report, proving the good and regular application of the resources transferred in this instrument, within a maximum period of 60 (sixty) days from the end of the term of the Economic Grant Agreement.

3.1.   The deadline for submission of the Final Accountability Report may be extended for an equal period, upon request, provided that the request is made before the due date.

3.2.  If, during the analysis of the final rendering of accounts, FINEP finds an irregularity or omission that can be remedied, it will determine a period compatible with the object for the GRANT BENEFICIARY to present the reasons or the necessary documentation. After this period has elapsed without the irregularity or omission being remedied, FINEP will adopt measures for the eventual return of funds, under the terms of current legislation.

3.3.  The analysis of the final rendering of accounts must be completed by FINEP within a period of up to one year, extendable for an equal period, with the period suspended when the complementation of data is necessary by the GRANT BENEFICIARY.

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3.4.    The Final Accountability Report will be simplified and will focus on the results obtained, and must be presented in accordance with the standards provided by FINEP, according to internal regulations, comprising at least:

a)   Object Execution Report, which must contain: (i) the description of the activities carried out to fulfill the object; (ii) the demonstration and specific comparison of the goals with the results achieved; and (iii) the comparison of the goals met and the expected goals duly justified in case of discrepancy, referring to the period to which the accountability refers;

b)  Declaration that it used the resources exclusively for the execution of the PROJECT, accompanied by proof of the return of unused resources, if applicable;

c)   List of goods acquired, developed or produced, if any;

d)  Evaluation of results;

e)  Consolidated statement of the transpositions, relocations or transfers of funds made, if any; and

f)  Simplified Financial Execution Report.

3.4.1.  When the PROJECT Execution Report, referred to in item 'a‘ of item 3.4 of this Clause, is not approved or when there is evidence of an irregular act, FINEP will require: (i) the presentation of a Financial Execution Report, according to the standard model provided; and/or: (ii) other additional documents and information.

3.4.2.  If the PROJECT becomes the subject of a formal investigation by oversight bodies or by criminal investigation and prosecution authorities, or if it contains indications of irregularity, the GRANT BENEFICIARY must submit the additional documents required by FINEP.

4.   The procedures for evaluation, monitoring and final accountability will be detailed in a specific internal standard of FINEP, which the participants recognize the obligation to comply.

5.   In the event that the GRANT BENEFICIARY is an institution belonging to the Public Administration, FINEP shall not, at the time of accountability, analyze or supervise the regularity of bids and contracts made with the federal resources transferred, pursuant to article 58, paragraph 5, of Decree No. 9.283/2018.

6.   The GRANT BENEFICIARY shall keep all documentation generated until the approval of the final accountability, duly organized and filed, separated by PROJECT, for a period of five years, as of the approval date of the Final Accountability Report.

7.   If the GRANT BENEFICIARY chooses to have the specific checking account of this Economic Grant Agreement at Banco do Brasil, it hereby authorizes FINEP, irrevocably and irreversibly, to take the appropriate measures to open it at said bank and register it in the AGILE MANAGEMENT system.

7.1.  For the purposes of the provisions of the item above, the GRANT BENEFICIARY hereby irrevocably and irreversibly:

a)  authorizes FINEP to access, via AGILE MANAGEMENT, all information regarding the specific account of the Economic Grant Agreement, including, however, not limited to the balance, transactions and statements;

b)  authorizes Banco do Brasil to automatically apply the resources credited in the specific current of the PROJECT in funds backed by federal government securities, with daily profitability and whose prospectus allows applications and redemptions of any amount, being the sole responsibility of the GRANT BENEFICIARY to verify that the application of the resources is in accordance with the provisions of this Economic Grant Agreement and the governing legislation, as well as to respond for any irregularity in the application of the resources;

c)     waives bank secrecy under the terms of current legislation and exempts FINEP from any liability arising from the violation of bank secrecy of such information, in accordance with item V, paragraph 3, art. 1, of Complementary Law No. 105/2001, of 01/10/2001.

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7.2.  The GRANT BENEFICIARY declares to be aware that:

a)  that AGILE MANAGEMENT allows FINEP to access the balances and financial transaction statements of the specific account of the Economic Grant Agreement, as well as other information on the expenses incurred, in order to assist and optimize accountability;

b)  must go to a bank branch to regularize the checking account, after its opening;

c)  it is possible to request Banco do Brasil to change the investment modality of the resources credited to the specific current account of the PROJECT, being the sole responsibility of the GRANT BENEFICIARY to verify that the application of the resources is in accordance with the provisions of this Economic Grant Agreement and the governing legislation, as well as to respond for any irregularity in the application of the resources;

d)  the funds released by FINEP will be credited to the checking account in compliance with the deadlines provided for in art. 5 of IN/STN No. 04, of 10/30/04, or other legislation that may replace it; and

e)  the rendering of accounts may be carried out in whole or in part by AGILE MANAGEMENT at FINEP's discretion, observing the provisions of this Economic Grant Agreement and FINEP's rules and manuals.

8.  The settlement of the Economic Grant Agreement will only take place when FINEP formally approves the Final Accountability Report.

9.   For external disclosure purposes, the GRANT BENEFICIARY undertakes to submit, together with the Final Accountability Report, a summary of up to 200 words, containing information regarding the results achieved by the PROJECT, in which up to 6 (six) keywords that best characterize the content of these results must be highlighted.

CLAUSE NINE INTELLECTUAL
PROPERTY

When the results achieved by the PROJECT give rise to protection of rights related to intellectual property and if it is part of the market strategy of the GRANT BENEFICIARY to obtain such protection, they must be registered with the National Institute of Industrial Property - INPI or with another competent body for the protection of intellectual property in Brazil.

CLAUSE TEN GENERAL
CONDITIONS

1.  The amendment of this Economic Grant Agreement is prohibited in order to change its object, understood as such the modification, even if partial, of the purpose defined in the PROJECT.

2.  Exceptionally, FINEP may admit, at the justified request of the GRANT BENEFICIARY, the reformulation of the WORK PLAN, when it is only a matter of changing the execution schedule of the Economic Grant Agreement.

3.  FINEP may formally delegate the monitoring of the execution of the Economic Grant Agreement.

4.   The GRANT BENEFICIARY recognizes the normative authority of FINEP to exercise control and supervision over the execution of the PROJECT, reorient actions and accept, or not, justifications in relation to any dysfunctions in its execution.

5.   FINEP will not accept payment for technical consulting or advisory services, as well as per diems and tickets, made to the military, public servant or employee, member of the staff of the Direct or Indirect Public Administration, unless permitted by specific legislation.

6.    Expenses incurred with economic grant resources will only be recognized as of the signing of this Economic Grant Agreement.

6.1. Expenses incurred as a counterpart will be accepted as of the proposal submission date, until the date corresponding to the deadline for the use of resources.

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CLAUSE ELEVEN - SUSPENSION OF FUND
DISBURSEMENTS

1. Without prejudice to the denunciation or termination of this Economic Grant Agreement, FINEP may suspend the disbursements of funds in the following cases:

a)  Application of financing resources for purposes other than those agreed or in disagreement with the WORK PLAN;

b)  Inaccuracy in the information provided to FINEP by the GRANT BENEFICIARY, aiming to obtain this economic subsidy or during the execution of this Economic Grant Agreement;

c)  PROJECT shutdown;

d)  Other circumstances that, in the judgment of FINEP, make it unsafe or impossible for the GRANT BENEFICIARY to comply with the obligations assumed in this Economic Grant Agreement or the achievement of the objectives for which the economic grant was granted;

e)  Default by the GRANT BENEFICIARY of any obligation assumed in this Economic Grant Agreement;

f)   In the event of judicial or extrajudicial reorganization, or bankruptcy decreed in relation to the GRANT BENEFICIARY.

1.1.   FINEP may, in the cases described in this Clause, alternatively or in conjunction with the suspension of fund disbursements, establish technical-operational and legal or financial conditions, which must be fulfilled within a period to be established, under penalty of application of the provisions of Clauses Twelve and Fourteen.

1.2.   FINEP will consider the concept of technological risk, contained in Decree No. 9.283/2018, in the monitoring and evaluation of the PROJECT.

CLAUSE TWELVE SPECIAL
ACCOUNTABILITY

1.   Special Accountability will be established by FINEP or, in its omission, by determination of the Internal Control or the Federal Court of Accounts, to identify those responsible and quantify the damage, when the following occurs:

a)   Failure to submit a technical report and financial statements within 30 (thirty) days of the notification sent to it by FINEP;

b)   Non-approval of the technical report and financial statements, as a result of:

i.  non-execution of the agreed upon object;

ii.  partial achievement of the agreed upon objectives;

iii.  purpose deviation;

iv.  contestation of expenses;

v.  non-contribution of counterpart resources;

vi.  non-application of income from financial investments in the agreed upon object.

c)  Occurrence of any other event that results in damage to the treasury;

d)  Failure to return any remaining financial balances after 30 (thirty) days from the conclusion, termination, rescission or extinction of the Economic Grant Agreement.

2.  The non-execution of the agreed upon PROJECT or its partial execution due to technological risk, defined in Decree No. 9.283/2018, duly justified by the GRANT GRANT BENEFICIARY and approved by FINEP will not give rise to the establishment of Special Accountability.

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CLAUSE THIRTEEN
PUBLICATION

The publication of the extract of this instrument and any amendments thereto on FINEP's website will be provided within 20 (twenty) days from its signature.

CLAUSE FOURTEEN
RESCISSION

This Economic Grant Agreement may be rescinded at any time, in case of infringement of any of its provisions, imputing to the parties the responsibility for the obligations arising from the term in which they have been in force and also crediting them with the benefits acquired in the same period.

CLAUSE FIFTEEN
APPLICABLE PROVISIONS

Law No. 10.973, of December 2, 2004, Decree 9.283, of February 7, 2018, Law No. 11.540, of November 12, 2007 and other relevant normative acts apply to this instrument.

CLAUSE SIXTEEN
DECLARATIONS

Under penalty of contractual and legal sanctions, of a civil and criminal nature, the GRANT BENEFICIARY declares that:

a)  The property where the PROJECT will be implemented does not have a legal reserve and/or permanent preservation area, or, if it does, that on a given property there are no current embargoes on the economic use of illegally deforested areas, pursuant to art. 1, II, of the Resolution of the National Monetary Council No. 3.545, of February 29, 2008;

b)  It is not in breach of an activity embargo under the terms of art. 11 of Decree No. 6.321, of December 21, 2007, c/c art. 16, paragraphs 1 and 2, art. 17 and art. 54, main provision and sole paragraph of Decree No. 6.514, of July 22, 2008, as well as not having been notified of any restrictive sanction of law, pursuant to items I, II, IV and V of art. 20 of Decree No. 6.514, of July 22, 2008;

c)  Observes and complies with the provisions of environmental legislation, remaining in good standing with the agencies and entities that are part of the National Environmental System, and the documents related to environmental licensing and regulatory aspects, previously presented to FINEP, remain valid;

d)  It is not in breach of an activity embargo under the terms of art. 1, II, of Resolution of the National Monetary Council No. 3545, of February 29, 2008;

e)  It will indemnify and reimburse FINEP, regardless of fault, if it is obliged to pay any amount due to environmental damage arising directly or indirectly from the PROJECT;

f)  There are no Deputy, Senator and Councilor graduated or sworn in, exercising a remunerated function or among its administrators, if configuring the prohibitions provided for by the Federal Constitution, in article 54, items I and II, in article 27, paragraph 1, and in article 29, item IX;

g)  It will report to FINEP's Ombudsman any irregularities or non-compliance with the contractual conditions and current legislation, according to the channel available on the page of the FINEP on the internet (http://www.finep.gov.br);

h)  There is no final and unappealable condemnatory sentence due to the practice of acts by the GRANT BENEFICIARY, or by its managers, of child labor, slave labor, crime against the environment, moral or sexual harassment or racism;

i)    It is not a beneficiary, directly or indirectly, of federal funds from offset transactions, in relation to the PROJECT now subsidized;

j)    All information provided to FINEP, including filling out forms, registrations and systems on the internet, is true.

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CLAUSE SEVENTEEN
NON-EXERCISE OF RIGHTS

The delay or abstention, by FINEP, from the exercise of any rights or faculties that assist it as a result of the law or this Economic Grant Agreement, or the eventual agreement with delays in the fulfillment of the obligations assumed by the GRANT BENEFICIARY, will not imply any novation, and cannot be interpreted as a waiver of such rights or faculties, which may be exercised, at any time, at FINEP's sole discretion.

CLAUSE EIGHTEEN

EFFECTIVENESS

The term of this Economic Grant Agreement will be identical to the term of use of resources of the PROJECT mentioned in item 1 of Clause Five, being automatically extended when it is, with due adjustment in the WORK PLAN.

CLAUSE NINETEEN

PERSONAL DATA PROTECTION

1.   The personal data eventually collected by the parties, owned by their respective shareholders/quotaholders and employees, shall be processed in accordance with Law No. 13.709, of August 14, 2018 ("LGPD") , and the parties must also : (i) observe the principles listed in art. 6 of the LGPD; (ii) take the appropriate measures arising from the obligations and responsibilities provided for by the LGPD; and (iii) adopt the appropriate security, technical, administrative and organizational measures to protect the data collected, so that they are stored securely and in accordance with the best market practices and in strict compliance with the LGPD.

1.1. For the purposes of applying this clause, the following is conceptualized:

a)  personal data such as information related to an identified or identifiable individual, including sensitive personal data, as defined in the LGPD; and

b)  employees as any and all individuals who have a bond with any nature with any of the parties, including through an intermediary person, such as, but not limited to, employees, expense ordering agents, interns, service providers, consultants, occupants of positions of trust, members of the project execution team, administrators, legal representatives, suppliers, partners and customers.

2.      Personal data will be collected upon request by FINEP, and the party required will be responsible for obtaining the consent of the data subjects, except in cases of waiver of consent.

2.1.  It will be up to the party that makes personal data available to FINEP, to inform the holder of this data about the sharing and inform them of the existence of the Privacy Notice available at the website http://www.finep.gov.br/aviso-de-privacidade-lei- geral-de-protecao-de-dados-lgpd , a source of information about the processing of such data carried out by FINEP.

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3.  The following personal data may be collected, among others:

a)  of employees linked to the Grant Beneficiary as the executing team: full name, CPF, Identity Card, nationality, place of birth, telephone number, address, e-mail address, professional data or referring to the academic background, paycheck, Individual Income Tax Return (DIRPF), bank information related to the checking account and card number with project expenses, PIS/Pasep, Work and Social Security Card, Account of the Guarantee Fund for Length of Service and photo/video in which the natural person can be identified;

b)  of employees linked to the Grant Beneficiary who are not part of the team implementing the financed project: full name, CPF, Identity Card, marital status, nationality, place of birth, telephone number, address, e- address mail and photograph/video in which the individual can be identified and information regarding the equity interest in the part(s) of the Grant Agreement; and

c) of the majority members/quotaholders of the Grant Recipient: full name, CPF, Identity Card, nationality, place of birth and information regarding your equity interest in the part(s) of the Grant Agreement.

4.  The data collected may be processed for the following purposes, without prejudice of other treatments duly based on the LGPD:

a)  purposes of the Public Administration, including public policies and the pursuit of the public interest, with the objective, also, of the execution of powers and legal attributions;

b)  competencies involving the power of the Public Administration;

c)  activities related to the procedure for approval, formalization, monitoring and execution of this Grant Agreement;

d)  meeting external demands for information, such as Ombudsman, Information to the Citizen (SIC) and control bodies, subject to the hypotheses of confidentiality; and

e)  identification of denounced or complainant inserted in demand sent to FINEP observed the hypotheses of confidentiality.

5.   Without prejudice to other legal or regulatory hypotheses and the achievement of the objectives of this Grant Agreement, the personal data collected may be shared:

a)  if requested, with oversight entities and agencies, such as the Federal Court of Accounts, the Office of the Comptroller General, the Federal Public Prosecutor’s Office, and the Federal Police;

b)  if requested, with bodies and/or entities of the Executive, Legislative, and Judicial Branches;

c)  for the regular exercise of rights in judicial, administrative, or arbitral proceedings;

d)  in cases where there is a duty to perform public acts aimed at fulfilling the purpose pursued by the Public Administration; and

e)  if requested by the source of the funds granted for the financing.

6.  FINEP may process personal data, as authorized by law:

a)  upon the provision of consent by the data subjects;

b)  to comply with a legal or regulatory obligation;

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c)  for the execution of public policies provided for in laws and regulations or supported by contracts, agreements or similar instruments;

d)  to carry out studies by a research body, ensuring, whenever possible, the anonymization of personal data;

e)  when necessary for the execution of a contract or preliminary procedures related to a contract to which the data subject is a party, at the request of the data subject;

f)   for the regular exercise of rights in judicial, administrative or arbitration proceedings, the latter under the terms of Law No. 9.307, of September 23, 1996 (Arbitration Law);

g)  when necessary to meet the legitimate interests of FINEP or a third party, except in the event that the fundamental rights and freedoms of the holder that require the protection of personal data prevail; or

h)  for credit protection, including the provisions of the relevant legislation.

6.1.  FINEP may process sensitive personal data, as authorized by law:

a)  when the data subject or their legal guardian consents, specifically and prominently, for specific purposes; or

b)  without the data subject’s consent, in cases where it is essential for: (i) compliance with a legal or regulatory obligation by FINEP; (ii) shared processing of data necessary for the execution, by the public administration, of public policies provided for in laws or regulations; (iii) regular exercise of rights, including in contract and in judicial, administrative and arbitration proceedings, the latter in the terms of Law No. 9.307, of September 23, 1996 (Arbitration Law).

7.      The types of data collected, as well as the hypotheses of processing and sharing and the legal basis used, may be modified by FINEP at any time, due to changes in legislation or services, as a result of the use of new technological tools or, whenever, at the sole discretion of FINEP, such changes are necessary, guaranteeing the holder of the personal data the right to information about these amendment(s) and the safeguarding of their fundamental rights.

7.1.    The duty of information mentioned in the item above will be fulfilled through the constant update of the Privacy Notice, a document available to the data subjects of the data collected at the electronic address mentioned in item 2.1 of this Clause.

7.2.   The GRANT BENEFICIARY undertakes to monitor the modifications implemented by the Privacy Notice and to inform their respective shareholders/quotaholders and employees who have personal data collected or are responsible for processing personal data under this Grant Agreement.

7.3.  The GRANT BENEFICIARY undertakes to notify its respective shareholders/quotaholders and employees, in the event that they are personal data subjects having their data made available to FINEP, of their rights transcribed below:

a)  confirmation of the existence of processing of your personal data by FINEP;

b)  access to personal data;

c)  correction of incomplete, inaccurate or outdated data;

d)  anonymization, blocking or deletion of data that is unnecessary, excessive or processed in breach of current legislation;

e)  data portability to another service or product provider, upon express request, in accordance with current ANPD regulations, subject to trade and industrial secrets;

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f)    deletion of personal data processed with the consent of the data subject, except in cases of compliance with a legal or regulatory obligation by FINEP or other cases provided for in the legislation;

g)   information about the public and private entities with which FINEP made shared use of data;

h)   information on the possibility of not providing consent and on the consequences of refusal;

i)    revocation of the consent granted for personal data processing, when applicable;

j)    opposition to certain data processing; and

k)   complaint against the data controller with the National Data Protection Authority (ANPD) and other responsible bodies or entities.

8.   The GRANT BENEFICIARY will formally inform its respective shareholders/quotaholders and employees who have personal data collected or are responsible for personal data processing under this Grant Agreement, the obligations and conditions agreed upon in this Clause, whose principles shall be applied to the collection and processing of personal data related to this Grant Agreement.

9.   The parties will cooperate with each other in the fulfillment of the obligations related to the exercise of the rights of the personal data subjects, provided for in the LGPD and in the fulfillment of requests and determinations of the Judiciary, Public Prosecutor's Office, National Data Protection Authority and administrative control bodies or entities.

10.   In the event of any incident that implies undue personal data leaks, the parties shall communicate to each other and to the National Authority, in writing, within the period defined by said Authority, counting from the knowledge of the incident, so that they can adopt the appropriate measures.

11.  Information about the LGPD Officer at FINEP is available at: http://www.finep.gov.br/fale-conosco.

12.   FINEP will keep the personal data collected for the time necessary to comply with its legal, regulatory and contractual obligations, as well as to safeguard and exercise its rights, ensuring the personal data subjects the right to deletion after this period and the rights of amendment and correction within the legal term established by the corresponding regulatory body.

13.   FINEP has the right of recourse against the other parties to this instrument, due to any damages caused by non-compliance with the responsibilities and obligations set forth in this Grant Agreement and in the General Personal Data Protection Law.

14.   Under no circumstances will FINEP commercialize personal data.

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CLAUSE TWENTY

JURISDICTION OF THE ECONOMIC GRANT AGREEMENT

1.    The parties elect the jurisdiction of the City of Rio de Janeiro to resolve any dispute arising from this Economic Grant Agreement, except for FINEP's right to choose the jurisdiction of its headquarters.

1.1.   This grant agreement is considered to be entered into in the city of Rio de Janeiro, and it will be formalized on the date on which the legal representatives of FINEP sign it or on the date on which the last legal representative of FINEP signs it, in case of date disparity.

2.      IN WITNESS WHEREOF, the parties sign this instrument, together with the witnesses, by means of an electronic signature with digital certificate, pursuant to Provisional Measure no. 2.200-2/2001.

By FINANCIADORA DE ESTUDOS E PROJETOS – FINEP:

President: /s/ Celso Pansera

Director: /s/ Elias Ramos de Souza

By the GRANT BENEFICIARY – EVE SOLUÇÕES DE MOBILIDADE AÉREA URBANA LTDA.:

/s/ Eduardo Siffert Couto

Eduardo Siffert Couto

CPF: 709.672.611-04

/s/ Luiz Felipe Ribeiro Eduardo

Luiz Felipe Ribeiro Valentini

CPF: 325.068.838-00

WITNESSES:

/s/ Vania Ferreira

Vania Ferreira

CPF: 863.479.267-68

/s/ Patrícia Lima

Patrícia Lima Maçol

CPF: 034.157.737-2

[***]

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